JOINT FILER INFORMATION
                           --------------------------



NAME:                       Frost Gamma Investments Trust

ADDRESS:                    4400 Biscayne Blvd
                            Miami, FL 33137

Designated Filer:           Phillip Frost, M.D.

Issuer and Ticker Symbol:   Opko Health, Inc. (OPK)

Date of Event Requiring
Statement:                  July 20, 2007





FROST GAMMA INVESTMENTS TRUST

     by: /s/ Phillip Frost, M.D., Trustee
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         Phillip Frost, M.D., Trustee